Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                                ABF CAPITAL CORP.

         ABF Capital Corp., a corporation organized and existing under the General Corporation Laws of the State of Delaware (the "corporation"), does hereby certify:

                  FIRST: That the board of directors of the corporation by unanimous written consent duly adopted resolutions (i) setting forth the proposed amendments to the Certificate of Incorporation of the corporation and
(ii) calling for the submission of the proposed amendments to a vote of the stockholders of the Corporation for their approval and adoption. The resolutions setting forth the proposed amendments are as follows:

                           "RESOLVED, that Article 4 of the corporation's
certificate of incorporation is hereby
amended to read as follows:

                  "4: The total number of shares of capital stock which the corporation shall have authority to issue is Twenty Million (20,000,000) shares of common stock with a par value of one mil ($0.0001) per share. Each share of common stock outstanding on the date hereof shall be reclassified, changed and converted into 1,222.632 shares of common stock, par value $0.0001 per share.

                           "RESOLVED, that the corporation amend its certificate
of  incorporation  to add the following Articles:

                  "7 (a) No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such directors or officers are present at or participate in the meeting of the board of directors or the committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

                                    (i) The material facts as to his, her or
                           their relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum; or

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                                    (ii) The material facts as to his, her or
                           their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                                    (iii) The contract or transaction is fair as
                           to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                           In any case described in this Section, any common or interested director may be counted in determining the existence of a quorum at any meeting of the board of directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                           (b) No person who is or at any time has been a
                  director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.

                           (c) Any contract, transaction or act of the
                  corporation or of the board of directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or act.





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                           (d) Each director, officer and employee, past
                  orpresent, of the corporation, and each person who serves or may have served at the request of the corporation as a director, trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the corporation and each person who serves or may have served at the request of the corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the board of directors, be indemnified by the corporation to the same extent as provided herein with respect to directors, officers and employees of the corporation. The provisions of this paragraph (d) shall apply to any member of any committee appointed by the board of directors as fully as though such person shall have been an officer or director of the corporation.

                           (e) The provisions of this Article 7 shall be in
                  addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

                           8. Whenever a compromise or arrangement is proposed
                  between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                           9. The corporation reserves the right to amend,
                  alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation."

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                  SECOND: That the holders of a majority of the outstanding
shares of common stock of the Corporation, by unanimous written consent in accordance with Section 228 of the Delaware General Corporation Law, did duly adopt said amendments proposed by the Board of Directors.

                  THIRD: This amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws.

                  IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed hereto and this Certificate to be executed by its President and attested by its Secretary, this 30th day of April, 2003.


                                ABF CAPITAL CORP.

Attest:
/s/ William P. Ruffa                                    By: /s/ Adolph Weissman
---------------------------                                 --------------------
William P. Ruffa,                                           Adolph Weissman,
Assistant Secretary                                         President